Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2024 Stock Option and Incentive Plan, 2024 Employee Stock Purchase Plan and 2026 Inducement Plan of Septerna, Inc. of our report dated March 9, 2026, with respect to the financial statements of Septerna, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Mateo, California
March 9, 2026